UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2022

HUMBL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	91-2948019
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 B Street
Suite 300
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HMBL	OTCQB

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2022, HUMBL, Inc. (“HUMBL”) entered into four Securities Purchase Agreements (“Purchase Agreements”) with four different investors for the purchase of common stock and warrants. Pursuant to the Purchase Agreements, HUMBL sold 29,625,000 shares of its common stock and warrants to purchase 59,250,000 shares of common stock for a total purchase price of $1,185,000 ($0.04 per share). The warrants are exercisable for a period of three years and are cash exercise only warrants. 50,362,500 of the warrant shares are exercisable at an exercise price of $0.075 and 8,887,500 of the warrant shares are exercisable at an exercise price of $0.10.

The foregoing description of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreements, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, including the warrants filed as Exhibits A and B thereto.

Item 3.02 Unregistered Sale of Equity Securities.

The sale of the securities under the Securities Exchange Agreement was exempt from registration under Section 4(a)(2) of the Securities Act of 1933. The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Form of Securities Purchase Agreement

104	Cover Page interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 17, 2022	HUMBL, Inc.

	By:	/s/ Brian Foote
Brian Foote
President and CEO